                                                                    Exhibit 4(e)
                                                                    Draft 4/1/96
        ____________________________________________________________





                         _____________________________


                     ______________________, AS DEPOSITARY,

                                      AND

                        THE HOLDERS FROM TIME TO TIME OF
                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

                         _____________________________

                               DEPOSIT AGREEMENT
                         _____________________________




                         Dated as of __________________





          ____________________________________________________________

                               TABLE OF CONTENTS*
                               -----------------

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                                                                                                          ----

  Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1


                                  ARTICLE I

                                 Definitions

  Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  Certificate of Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  Deposit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  Depositary Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  Depositary's Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Depositary's Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Receipt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Record Holder or Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Transfer Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2


                                  ARTICLE II

              Form of Receipts, Deposit of Stock, Execution and
           Delivery, Transfer, Surrender and Redemption of Receipts

  SECTION 2.01.  Form and Transfer of Receipts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
  SECTION 2.02.  Deposit of Stock; Execution and Delivery
                 of Receipts in Respect Thereof.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4
  SECTION 2.03.  Redemption of Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4
  SECTION 2.04.  Registration of Transfer of Receipts.  . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  SECTION 2.05.  Split-ups and Combinations of Receipts.  . . . . . . . . . . . . . . . . . . . . . . . . .        6
  SECTION 2.06.  Surrender of Receipts and
                 Withdrawal of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  SECTION 2.07.  Limitations on Execution and Delivery,
                 Transfer, Surrender and Exchange
                 of Receipts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
  SECTION 2.08.  Lost Receipts, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
  SECTION 2.09.  Cancellation and Destruction of
                 Surrendered Receipts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8

__________________________________

* This table of contents does not constitute a part of the Agreement to which it is attached.

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                                 ARTICLE III

                        Certain Obligations of Holders
                  of Receipts and Warranties of the Company

  SECTION 3.01.  Filing Proofs, Certificates and Other
                 Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  SECTION 3.02.  Payment of Taxes or Other Governmental
                 Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  SECTION 3.03.  Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  SECTION 3.04.  Warranty as to Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9


                                  ARTICLE IV

                      The Deposited Securities:  Notices

  SECTION 4.01.  Cash Distributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  SECTION 4.02.  Distributions Other than Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  SECTION 4.03.  Subscription Rights, Preferences or
                 Privileges   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  SECTION 4.04.  Notice of Dividends, etc.; Fixing of
                 Record Date for Holders of Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  SECTION 4.05.  Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  SECTION 4.06.  Changes Affecting Deposited Securities
                 and Reclassifications,
                 Recapitalizations, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  SECTION 4.07.  Inspection of Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  SECTION 4.08.  Lists of Receipt Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13


                                  ARTICLE V

                   The Depositary, the Depositary's Agents,
                      the Transfer Agent and the Company

  SECTION 5.01.  Maintenance of Offices, Agencies and
                 Transfer Books by the Depositary;
                 Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  SECTION 5.02.  Prevention of or Delay in
                 Performance by the Depositary,
                 the Depositary's Agents, the
                 Transfer Agent or the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  SECTION 5.03.  Obligations of the Depositary, the
                 Depositary's Agents, the Transfer
                 Agent and the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  SECTION 5.04.  Resignation and Removal of the
                 Depositary; Appointment of
                 Successor Depositary.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  SECTION 5.05.  Corporate Notices and Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17





                                       ii
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


  SECTION 5.06.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  SECTION 5.07.  Charges and Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  SECTION 5.08.  Retention of Depositary Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19


                                  ARTICLE VI

                          Amendment and Termination

  SECTION 6.01.  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
  SECTION 6.02.  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19


                                 ARTICLE VII

                                Miscellaneous

  SECTION 7.01.  Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  SECTION 7.02.  Exclusive Benefit of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  SECTION 7.03.  Invalidity of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  SECTION 7.04.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  SECTION 7.05.  Depositary's Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  SECTION 7.06.  Holders of Receipts Are Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  SECTION 7.07.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  SECTION 7.08.  Inspection of Deposit Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  SECTION 7.09.  Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

                         DEPOSIT AGREEMENT dated as of
                   ____________________ among Chiquita Brands
                 International, Inc., a New Jersey corporation,
              _______________________________ and the holders from
                 time to time of the Receipts described herein.


   WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of _________ [Preferred or Preference Shares] with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Stock so deposited; and

   WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

   NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                   ARTICLE I
                                  Definitions
                                  -----------

   The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the Receipts.

   "Certificate of Incorporation" shall mean the Certificate of Incorporation, as amended and restated from time to time, of the Company.

   "Certificate of Amendment" shall mean the amendment to the Company's Certificate of Incorporation establishing and setting forth the rights, preferences, privileges and limitations of the Stock.

   "Company" shall mean Chiquita Brands International, Inc., a New Jersey corporation, and its successors.

   "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time.

   "Depositary" shall mean _____________________________, and any successor as Depositary hereunder.

   "Depositary Shares" shall mean depositary shares of the Company, each representing an interest in a share of Stock deposited with the Depositary hereunder and evidenced by a Receipt. Each Depositary Share shall, as provided herein, represent an interest in [APPLICABLE FRACTION], subject to adjustment as herein provided, of one share of Stock and the same proportionate interest in any and all moneys and other property received or receivable by the Depositary in respect of the Stock.

   "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05.

   "Depositary's Office" shall mean __________________________________________
__________________________________________________.

   "Receipt" shall mean one of the depositary receipts issued hereunder, whether in definitive or temporary form.

   "Record Holder" or "Holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

   "Redemption Date" shall have the meaning ascribed to such term in Section
2.03 hereof.

   "Stock" shall mean shares of the Company's [Preferred or Preference Shares].

   "Transfer Agent" shall mean an entity, appointed pursuant to Section 5.01, acting in the dual capacity of transfer agent (including dividend disbursing agent) and registrar in respect of the Depositary Shares or the Stock in accordance and compliance with the requirements of any stock exchange or exchanges on which the Depositary Shares or the Stock, as the case may be, are listed. Initially, the Company shall serve as the Transfer Agent.


                                   ARTICLE II

               Form of Receipts, Deposit of Stock, Execution and
               -------------------------------------------------
            Delivery, Transfer, Surrender and Redemption of Receipts
            --------------------------------------------------------

   SECTION 2.01. FORM AND TRANSFER OF RECEIPTS. Definitive Receipts shall be prepared in accordance with the requirements of any stock exchange or other market on which the Depositary Shares are listed or traded and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with
Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the last paragraph of
Section 2.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor to the holder. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts.

   Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; PROVIDED, that such signature may be a facsimile if the Transfer Agent for the Receipts (other than the Depositary) shall have countersigned such Receipts by manual signature of a duly authorized signatory of the Transfer Agent. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. Receipts executed as provided in this Section may be issued notwithstanding that any authorized signatory of the Depositary or Transfer Agent, as the case may be, signing such Receipts shall have ceased to be such an authorized signatory at the time of issuance of such Receipts. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

   Receipts shall be in denominations of any number of whole Depositary Shares.

   Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any national securities exchange upon which the Stock, the Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

   Title to Depositary Shares evidenced by a Receipt which is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; PROVIDED, HOWEVER, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section

2.04, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

   SECTION 2.02. DEPOSIT OF STOCK; EXECUTION AND DELIVERY OF RECEIPTS IN RESPECT THEREOF. Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit, or cause or permit to be deposited, shares of Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, in each case if required by the Depositary, by a duly executed instrument of transfer or endorsement in form reasonably satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons specified in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock. Subject to the terms and conditions of this Deposit Agreement, shares of Stock may also be deposited hereunder in connection with the delivery of Receipts to represent distributions under
Section 4.02.

   Deposited Stock shall be held by the Depositary in safekeeping at the Depositary's Office or at such other place or places as the Depositary shall determine.

   Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons specified in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares representing the Stock so deposited and registered in such name or names and in such denomination or denominations as may be requested by such person or persons or specified in such order. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate.

   SECTION 2.03. REDEMPTION OF STOCK. Whenever the Company shall elect to redeem shares of redeemable Stock held by the Depositary in accordance with the provisions of the Certificate of Amendment, the Company shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 15 and not more than 60 days' notice of the date of such proposed redemption of Stock, the number of shares of Stock held by the Depositary to be so redeemed and the redemption price for the shares of Stock to be redeemed in accordance with the Certificate of Amendment. On the date of such proposed redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of the Stock to be redeemed (plus all other amounts referred to below), the Depositary shall redeem the Depositary Shares representing such Stock. The Depositary shall mail notice of such proposed redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed, first-class postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such Record Holders as they appear on the books of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price (which shall include full cumulative dividends to the Redemption Date); (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accumulate on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (subject to rounding to avoid fractions of Depositary Shares) as may be determined by the Depositary to be equitable.

   Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Stock held by the Depositary to be redeemed by the Company as set forth in the Company's notice provided for in the preceding paragraph) all dividends in respect of the shares of Stock so called for redemption shall cease to accumulate, the Depositary Shares being redeemed from such proceeds shall no longer be deemed to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price plus accumulated but unpaid dividends and all money and other property, if any, payable with respect to such Depositary Shares) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the

Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to _______________ (subject to adjustment as hereinafter provided) of the redemption price per share paid in respect of the shares of Stock plus all money and other property, if any, payable with respect to such Depositary Shares, including all amounts payable by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid.

   If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt, without charge to such holder, upon surrender of such Receipt to the Depositary, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption, together with the redemption payment.

   SECTION 2.04. REGISTRATION OF TRANSFER OF RECEIPTS. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof at the Depositary's Office or at such other office or offices as may be designated by the Depositary for such purpose by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

   SECTION 2.05. SPLIT-UPS AND COMBINATIONS OF RECEIPTS. Upon surrender of a Receipt or Receipts, at the Depositary's Office or at such other office or offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, by the holder in person or by its duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

   SECTION 2.06. SURRENDER OF RECEIPTS AND WITHDRAWAL OF STOCK. Any Holder of Receipts may withdraw any or all of the Stock (but only in whole shares) represented by the Depositary Shares evidenced by such Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipts at the Depositary's Office or such other office as the Transfer Agent may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to such Holder, or to the person or persons designated by such Holder the whole number of shares of Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipts surrendered for withdrawal. If the Receipts delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the whole number of shares of Stock to be withdrawn, the Depositary shall at the same time, in addition to such whole number of Stock and such money and other property with respect to such whole number of shares of Stock, if any, to be withdrawn, deliver to such Holder, or (subject to Section 2.04) upon his order, a new Receipt or Receipts evidencing such excess number of whole Depositary Shares. Delivery of the Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

   If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the Record Holder of the Receipts being surrendered for withdrawal of Stock, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipts surrendered by such Holder be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

   The Depositary shall deliver the Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal, without unreasonable delay, at the office at which such Receipts were surrendered, except that, at the request, risk and expense of the Holder surrendering such Receipts, such delivery may be made, without unreasonable delay, at such other place as may be designated by such Holder.

   SECTION 2.07. LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND EXCHANGE OF RECEIPTS. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of such Receipt pursuant to Section 5.07, (ii) the production of evidence reasonably satisfactory to it as to the identity and genuineness of any signature and (iii) compliance with such reasonable regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

   The registration of transfer of Receipts may be refused and the registration of transfer, split-up, combination, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the Company's register of holders of Stock is closed or (ii) if any such action is reasonably deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

   SECTION 2.08. LOST RECEIPTS, ETC. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence reasonably satisfactory to the Depositary of such mutilation, destruction, loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) if requested by the Depositary, the furnishing of the Depositary with reasonable indemnification satisfactory to it.

   SECTION 2.09. CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized but shall not be required to destroy all Receipts so cancelled so long as it shall deliver a certificate, signed by one of its duly authorized officers, to the Company attesting as to such destruction.


                                  ARTICLE III

                         Certain Obligations of Holders
                         ------------------------------
                   of Receipts and Warranties of the Company
                   -----------------------------------------

   SECTION 3.01. FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

   SECTION 3.02. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. Holders of Receipts shall be obligated to make payments to the Depositary of certain taxes and governmental charges, as provided in Section 5.07. Registration of transfer, split-up, combination, surrender or exchange of any Receipt and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment in respect of such Receipt is made, and any dividends or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale and all money, if any, represented by the Depositary Shares evidenced by such Receipt, may be applied to any payment of such charges or taxes, the holder of such Receipt remaining liable for any deficiency.

   SECTION 3.03. WITHHOLDING. The Depositary shall act as the tax withholding agent for any payments, distributions and exchanges made with respect to the Depositary Shares and Receipts, and the Stock or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities.

   SECTION 3.04. WARRANTY AS TO STOCK. The Company hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any liens, claims or encumbrances. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.


                                   ARTICLE IV

                       The Deposited Securities:  Notices
                       ----------------------------------

   SECTION 4.01. CASH DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution on Stock, the Depositary shall, subject to Section 3.02, promptly distribute to those persons who were Record Holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders on such record date; PROVIDED, HOWEVER, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution payable to a Record Holder in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed to such Record Holder in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Record Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Record Holders of Receipts then outstanding.

   SECTION 4.02. DISTRIBUTIONS OTHER THAN CASH. Whenever the Depositary shall receive any distribution other than cash upon Stock, the Depositary shall, subject to Section 3.02, promptly distribute to those persons who were Record Holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders on such record date, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to Record Holders of Receipts entitled thereto as provided by
Section 4.01 in the case of a distribution received in cash.

   SECTION 4.03. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose names shares of Stock are registered on the books of the Company any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Receipts in such manner as the Company shall instruct (including by the issue to such Record Holders of warrants representing such rights, preferences or privileges); PROVIDED, HOWEVER, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines and instructs the Depositary that it is not lawful or feasible to make such rights, preferences or privileges available to some or all Holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, in each case, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such Holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

   If registration under the Securities Act of 1933 (the "Securities Act") of the securities to which any right, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold such securities, the Company shall promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective or unless the offering and sale of such securities to such Holders are exempt from registration under the provisions of the Securities Act.

   If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, the Company agrees with the Depositary that the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

   SECTION 4.04. NOTICE OF DIVIDENDS, ETC.; FIXING OF RECORD DATE FOR HOLDERS OF RECEIPTS. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or whenever the Depositary shall receive notice of any other event as to which a record date for the Stock shall have been fixed by the Company, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the Record Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or for the giving of any such consent, or who shall be entitled to notice of such meeting or to otherwise participate with respect to such event.

   SECTION 4.05. VOTING RIGHTS. Upon receipt of notice of any meeting or action to be taken by written consent at or as to which the holders of Stock are entitled to vote or consent, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Receipts on the record date set pursuant to Section 4.04 above a notice (which notice will be prepared by the Company in its sole discretion) which shall contain (i) such information as is contained in such notice of meeting or the solicitation or notice of such consent and (ii) a statement informing the holders of Receipts that they may instruct the Depositary as to the exercise of the voting rights or the giving or refusal of any consent, as the case may be, pertaining to the amount of Stock represented by their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of any Record Holder of a Receipt or Receipts on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, or to give or withhold such consent (or cause the same to be given or withheld) with respect to, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular instructions are received, in each case in accordance with such instructions. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted or to give such consent or cause such consent to be given, as the case may be. In the absence of specific instructions from the Record Holder of a Receipt, the Depositary will abstain from voting or giving consent (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the Record Holders of all the Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

   SECTION 4.06. CHANGES AFFECTING DEPOSITED SECURITIES AND RECLASSIFICATIONS, RECAPITALIZATIONS, ETC. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or upon the sale of all or substantially all of the Company's assets, the Depositary may in its discretion with the approval of the Company, and shall upon the instructions of the Company, which the Company hereby agrees to give, and (in either case) in such manner as the Depositary reasonably may deem equitable, (i) make such adjustments in (x) the fraction of an interest represented by one Depositary Share in one share of Stock and other money and other property, if any, received or receivable in respect thereof and (y) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation or sale and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities under this Deposit Agreement and the Receipts then outstanding shall thereafter represent the securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver, without charge to the holders, additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged, without charge to the holders, for new Receipts specifically describing such new deposited securities.

   SECTION 4.07. INSPECTION OF REPORTS. The Depositary shall make available for inspection by holders of Receipts at the Depositary's Office, during normal business hours and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Stock.

   SECTION 4.08. LISTS OF RECEIPT HOLDERS. Promptly upon request from time to time by the Company, the Depositary shall, at the expense of the Company, furnish to the Company a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary or the Transfer Agent, as the case may be.


                                   ARTICLE V

                    The Depositary, the Depositary's Agents,
                    ----------------------------------------
                       the Transfer Agent and the Company
                       ----------------------------------

   SECTION 5.01. MAINTENANCE OF OFFICES, AGENCIES AND TRANSFER BOOKS BY THE DEPOSITARY; TRANSFER AGENT. Until termination of this Deposit Agreement, the Depositary shall maintain at an office at the Depositary's Office, for the execution and delivery, registration and registration of transfer, surrender, split-up, combination, redemption and exchange of Receipts and for any other purposes required by the rules of any national securities exchange upon which the Stock or the Depositary Shares are listed, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

   The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the Record Holders of Receipts; PROVIDED, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

   If the Depositary Shares or the Stock shall be listed on one or more stock exchanges, the Company shall appoint and maintain a Transfer Agent for those Shares in accordance with the requirements of such exchange(s). The Transfer Agent may be the Company or, if permitted by the requirements of such exchange(s), the Depositary. The Transfer Agent may be removed and a substitute Transfer Agent may be appointed by the Company from time to time.
If a Transfer Agent is appointed, the provisions of this Deposit Agreement relating to the duties of the Depositary and the Depositary's Agents shall be deemed amended and modified in all respects necessary to comply with the requirements of such exchange(s) relating to the duties required to be performed by the Transfer Agent. The Transfer Agent may act through such agents as are appointed by it from time to time and all references in this Agreement to the Transfer Agent shall include any agent(s) so appointed. In addition, if the Depositary Shares or the Stock are listed on one or more stock exchanges, the Company will provide such additional facilities as may be required by law or applicable stock exchange regulations for the execution, delivery, registration, registration of transfer, surrender and exchange, split-up, combination, or conversion of such Shares and references in this Deposit Agreement to the Corporate Office shall be deemed to include such other facility or facilities as may be so required to perform any particular function with respect to such Shares.

   SECTION 5.02. PREVENTION OF OR DELAY IN PERFORMANCE BY THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE TRANSFER AGENT OR THE COMPANY. Neither the Depositary nor any Depositary's Agent nor any Transfer Agent nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, with respect to the Depositary, the Depositary's Agent or the Transfer Agent, by reason of any provision, present or future, of the Company's Certificate of Incorporation (including the Certificate of Amendment) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Transfer Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Transfer Agent or the Company incur any liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement unless caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

   SECTION 5.03. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE TRANSFER AGENT AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor any Transfer Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to Record Holders of Receipts other than for the relevant party's gross negligence or willful misconduct.

   Neither the Depositary nor any Depositary's Agent nor any Transfer Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in the relevant party's opinion may involve it in expense or liability unless indemnity reasonably satisfactory to it against all expense and liability shall be furnished.

   Neither the Depositary nor any Depositary's Agent nor any Transfer Agent nor the Company shall be liable for any action or any failure to act by it in reliance upon and in conformity with the written advice of legal counsel or accountants, or information from any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent, any Transfer Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

   The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and without negligence. The Depositary undertakes, and any Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary. The Depositary, the Depositary's Agents and any Transfer Agent may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates, may loan money to the Company and its affiliates and may engage in any other business with or for the Company and its affiliates.

   The Depositary shall not be liable for any acts or omissions made by a successor Depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment and acted without negligence and in good faith while it acted as Depositary.

   It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the Stock, the Depositary Shares or the Receipts under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Stock; PROVIDED, HOWEVER, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

   The Depositary assumes no responsibility for the correctness of any description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any shares of Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the Record Holders of Receipts in and to the Depositary Shares except that the Depositary hereby represents and warrants as follows: (i) the Depositary has been duly organized and is validly existing and in good standing under the laws of the State of _________________, with full power, authority and legal right under such law to execute, deliver and carry out the terms of this Deposit Agreement; (ii) this Deposit Agreement has been duly authorized, executed and delivered by the Depositary; and (iii) this Deposit Agreement constitutes a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

   SECTION 5.04. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

   The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

   In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the Record Holders of Receipts. If the instrument of acceptance by a successor Depositary required by this Section 5.04 shall not have been delivered to the Depositary within 45 days after the delivery of the notice of resignation or removal, the Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary.

   Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

   SECTION 5.05. CORPORATE NOTICES AND REPORTS. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including, without limitation, financial statements) required by law, by rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company's Certificate of Incorporation (including the Certificate of Amendment) to be furnished by the Company to holders of Stock, Depositary Shares or Receipts. Such transmission will be at the Company's expense and the Company will provide the Depositary, on or prior to the first date on which the Company gives or mails such documents, with such number of copies of such documents as the Depositary may reasonably request or as may be necessary to effect such transmission. In addition, the Depositary will transmit to the Record Holders of Receipts (at the Company's expense) such other documents as may be requested by the Company.

   SECTION 5.06. INDEMNIFICATION. (a) The Company shall indemnify the Depositary, any Depositary's Agent and any Transfer Agent against, and hold each of them harmless from, any loss, liability or expense (including all legal costs and expenses relating thereto, including reasonable attorneys' fees) which may arise out of (1) acts performed or omitted in connection with this Deposit Agreement and the Receipts (i) by the Depositary, any Transfer Agent or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence, bad faith or intentional misconduct on the respective parts of any such person or persons, or (ii) by the Company or any of its agents, or (2) the offer, sale or registration of the Receipts or the Stock pursuant to the provisions hereof.

   (b) The Depositary shall indemnify the Company against, and hold it harmless from, any loss, liability or expense (including all legal costs and expenses relating thereto, including reasonable attorneys' fees) arising from demands, actions, suits or proceedings (civil, criminal, administrative or investigative) that may arise out of the acts performed or omitted by the Depositary or Depositary's Agents due to negligence, bad faith or intentional misconduct.

   (c) The indemnification provided for in this Section for the Company, the Depositary, and any Depositary's Agent shall extend to their respective officers, directors, stockholders, employees and agents, and shall survive the termination of this Agreement and, as to the Depositary, the appointment of a successor thereto in any function.

   SECTION 5.07. CHARGES AND EXPENSES. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements or upon the deposit of any new securities as contemplated by clause (ii) of the first sentence of Section 4.06. All other transfer and other taxes and governmental charges with respect to any Depositary Shares shall be at the expense of the respective holders thereof. The Company shall pay to the Depositary such compensation for services rendered by it hereunder and shall pay all reasonable charges and expenses of the Depositary and of each Depositary's Agent and Transfer Agent (if any), all as the Company and the Depositary shall from time to time agree in writing, except that, if, at the request of a holder of a Receipt or Receipts, the Depositary incurs charges or expenses other than those arising from the performance of duties and obligations that the Depositary is required to perform under this Deposit Agreement, such holder will be liable for such charges and expenses. All charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Transfer Agent

(including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

   SECTION 5.08 RETENTION OF DEPOSITARY DOCUMENTS. Subject to Section 2.09, the Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by law but in no event less than two years unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor Depositary.


                                   ARTICLE VI

                           Amendment and Termination
                           -------------------------

   SECTION 6.01. AMENDMENT. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Company and the Depositary in any respect which they may deem necessary or desirable; PROVIDED, HOWEVER, that no such amendment which materially adversely alters any substantial existing right of such holders of Depositary Shares or Receipts shall be effective unless such amendment shall have been approved by the Record Holders of at least a majority of the Depositary Shares then outstanding. Notwithstanding the foregoing, no such amendment may impair the right of any holder of Depositary Shares or Receipts to receive any moneys or other property to which such holder may be entitled under the terms of such Receipts or this Deposit Agreement at the times and in the amount and manner provided for herein. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

   SECTION 6.02. TERMINATION. This Deposit Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 and all accumulated and unpaid dividends on the Stock represented by Depositary Shares, together with all other moneys and property, if any, to which holders of Depositary Receipts are entitled under the Receipts and this Deposit Agreement, shall have been paid or distributed as provided herein or provision therefor duly made or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to Sections 4.01 or 4.02, as applicable.

   If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the Holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except as provided below and that the Depositary shall continue to collect dividends and other distributions pertaining to shares of Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the shares of Stock and any money and other property represented by Receipts, without liability for interest thereon, upon surrender thereof by the Holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell shares of Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold in a segregated account the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the Holders of Receipts that have not heretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement, except for its obligations to the Depositary, any Depositary's Agent and any Transfer Agent under Sections 5.06 and 5.07.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

   SECTION 7.01. COUNTERPARTS. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

   SECTION 7.02. EXCLUSIVE BENEFIT OF PARTIES. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

   SECTION 7.03. INVALIDITY OF PROVISIONS. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

   SECTION 7.04. NOTICES. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telecopy confirmed by letter, addressed to the Company at _________ _________________________,_Attention: _______________________________________,
or at any other address of which the Company shall have notified the Depositary in writing.

   Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telecopy confirmed by letter, addressed to the Depositary at the Depositary's Office, at __________________, or at any other address of which the Depositary shall have notified the Company in writing.

   Any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telecopy confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

   Delivery of a notice sent by mail or by telecopy shall be deemed to be effected at the time when a duly addressed letter containing the same (or a duly addressed letter containing a confirmation thereof in the case of a telecopy message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telecopy message received by it from the other or from any holder of a Receipt, notwithstanding that such telecopy message shall not subsequently be confirmed by letter or as aforesaid.

   SECTION 7.05. DEPOSITARY'S AGENTS. The Depositary may from time to time with the prior written consent of the Company appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents.

   SECTION 7.06. HOLDERS OF RECEIPTS ARE PARTIES. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

   SECTION 7.07. GOVERNING LAW. THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY.

   SECTION 7.08. INSPECTION OF DEPOSIT AGREEMENT. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

   SECTION 7.09. HEADINGS. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

   IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.



                                           CHIQUITA BRANDS INTERNATIONAL, INC.



                                           By: _________________________
                                               Name:
                                               Title:



                                           DEPOSITARY



                                           By: _________________________
                                               Name:
                                               Title:

                                   EXHIBIT A
                                   ---------

                           FORM OF DEPOSITARY RECEIPT


                               DEPOSITARY RECEIPT
                                      FOR
                               DEPOSITARY SHARES
                     EACH REPRESENTING A _________ INTEREST
             (SUBJECT TO ADJUSTMENT) IN A SHARE OF _______________
                                       OF
                      CHIQUITA BRANDS INTERNATIONAL, INC.
            (Incorporated under the laws of the State of New Jersey)

                         ______________________________


No. ____________________                      EACH DEPOSITARY SHARE REPRESENTS
                                              A __________ INTEREST
                                              (SUBJECT TO ADJUSTMENT) IN A
                                              SHARE OF _______________________
                                              ________________________________
                                              ________________________________



   1.  ___________________________, a _________________ corporation, as
Depositary (the "Depositary"), hereby certifies that __________________________ is the registered owner of ____________ Depositary Shares ("Depositary Shares"), each Depositary Share representing a __________ (as such fraction may from time to time be adjusted as provided in the Deposit Agreement, as defined below) interest in a share of _________________ (the "Stock") of Chiquita Brands International, Inc., a corporation duly organized and existing under the laws of the State of New Jersey (the "Company") deposited with, and held by, the Depositary. The rights, preferences and limitations of the Stock are set forth in the Certificates of Amendment adopted by the Company's Board of Directors (the "Authorizing Resolutions"), copies of which are on file at the Depositary's office at ______________________________________________.

   2. THE DEPOSIT AGREEMENT. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of _______________________ (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Depositary's Office) sets forth the rights of holders of Receipts and the rights and duties of the Depositary in respect of the Stock deposited, and any and all money and other property from time to time held thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. The holder of this Receipt from time to time shall be deemed to be a party to the Deposit Agreement and shall be bound by, and entitled to all of the rights and benefits under, all the terms and conditions hereof and of the Deposit Agreement by acceptance of delivery of this Receipt. Unless otherwise expressly herein provided, all defined terms shall have the meanings ascribed thereto in the Deposit Agreement.

   3. REDEMPTION. Whenever the Company shall be permitted and shall elect, under the Certificate of Amendment relating to the Stock (the "Certificate"), to redeem shares of the Stock held by the Depositary, the Company shall (unless otherwise agreed with the Depositary) give the Depositary not less than 15 and not more than 60 days' notice of the date of such proposed redemption, the number of shares of Stock held by the Depositary to be so redeemed and the redemption price for the shares of Stock to be redeemed. The Depositary shall mail notice of such proposed redemption and the proposed simultaneous redemption of the corresponding Depositary Shares not less than 30 and not more than 60 days prior to the date fixed for redemption (the "Redemption Date") to the Record Holders of Receipts evidencing the Depositary Shares to be redeemed. Each such notice shall state: (a) the Redemption Date; (b) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (c) the redemption price (which shall include full cumulative dividends to the Redemption Date); (d) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (e) that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accumulate on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (subject to rounding to avoid fractions of Depositary Shares) as may be determined by the Depositary to be equitable. Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Stock held by the Depositary to be redeemed by the Company as set forth in the Company's notice), all dividends in respect of the shares of Stock so called for redemption shall cease to accumulate, the Depositary Shares being redeemed from such proceeds shall no longer be deemed outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price, plus accumulated but unpaid dividends plus all other moneys and property payable with respect to such Depositary Shares) shall, to the extent of such

Depositary Shares, cease and terminate and, upon surrender in accordance with such redemption notice of the Receipts representing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at the redemption price per Depositary Share equal to ________________ (subject to adjustment as provided below) of the redemption price per share paid in respect of the shares of Stock plus all money and other property, if any, payable with respect to such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid.

   If less than all the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt, without charge to such holder, upon surrender of this Receipt to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by this Receipt and not called for redemption.

   4. TRANSFERS, SPLIT-UPS, COMBINATIONS. This Receipt is transferrable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall execute a new Receipt or Receipts to or upon the order for the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, representing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered, all in the manner specified in the Deposit Agreement.

   5. SUSPENSION OF DELIVERY, TRANSFER, ETC. The registration of transfer, split-up, combination, surrender or exchange of this Receipt may be suspended
(a) during any period when the Company's register of holders of Stock is closed or (b) if any such action is reasonably deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of the Deposit Agreement.

   6. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. If any tax (including transfer taxes, if any) or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, such tax or governmental charge shall be payable by the holder hereof; PROVIDED, HOWEVER, that the holder hereof shall not be required to pay any such transfer or other tax or other governmental charge arising solely from the existence of the depositary arrangements or upon the deposit of any new securities as contemplated by clause (ii) of the first sentence of Section 4.06 of the Deposit Agreement. Registration of transfer, split-up, combination, surrender or exchange of this Receipt and all money or other property, if any, represented by the Depositary Shares evidenced by this Receipt may be refused until such payment is made, and any dividends or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares evidenced by this Receipt and not theretofore sold may be sold for the account of the holder hereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale and all money represented by the Depositary Shares evidenced by this Receipt may be applied to any payment of such tax or charge, the holder of this Receipt remaining liable for any deficiency.

   7. WARRANTY BY COMPANY. The Company has warranted that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any liens, claims or encumbrances.

   8. AMENDMENT. The form of this Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; PROVIDED, HOWEVER, that no such amendment which imposes or increases any fees, taxes or charges upon holders of Depositary Shares or Receipts or which materially prejudices any substantial existing right of such holders of Depositary Shares or Receipts shall be effective unless such amendment shall have been approved by the Record Holders of at least a majority of the Depositary Shares then outstanding. Notwithstanding the foregoing, no such amendment may impair the right of any holder of Depositary Shares or Receipts to receive any moneys or other property to which such holder may be entitled under the terms of the Deposit Agreement at the times and in the amount and manner provided for therein. The holder of this Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

   9. CHARGES OF DEPOSITARY. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements or upon the deposit of any new securities as contemplated by clause (ii) of the first sentence of Section 4.06 of the Deposit Agreement. All other transfer and other taxes and governmental charges with respect to any Depositary Shares shall be at the expense of the respective holders thereof. The Company shall pay to the Depositary such compensation for services rendered by it pursuant to the terms of the Deposit Agreement and shall pay all reasonable charges and expenses of the Depositary and of each Depositary's Agent and Transfer Agent (if any), all as the Company and the Depositary shall from time to time agree in writing, except that, if, at the request of a holder of a Receipt or Receipts, the Depositary incurs charges or expenses other than those arising from the performance of duties and obligations that the Depositary is required to perform under the Deposit Agreement, such holder will be liable for such charges and expenses. All charges and expenses of the Depositary and any Depositary's Agent and of any Transfer Agent (including, in each case, fees and expenses of counsel) will be paid upon consultation and agreement between the Depositary and the Company.

   10. TITLE TO RECEIPTS. This Receipt (and the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of this Receipt shall be registered on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for herein or in the Deposit Agreement and for all other purposes.

   11. DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary receives any cash dividend or other cash distribution on Stock, the Depositary will, subject to the provisions of Section 6 above, promptly distribute to those persons who were Record Holders of Receipts on the record date fixed pursuant to Section 12 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders on such record date; PROVIDED, HOWEVER, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Record Holder a fraction of one cent, and any balance not so distributable shall be applied as provided in Section 4.01 of the Deposit Agreement. Other distributions received on the Stock and other rights, preferences or privileges offered by the Company will be distributed or made available to holders of Receipts as provided in the Deposit Agreement.

   12. FIXING OF RECORD DATE. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or whenever the Depositary shall receive notice of any solicitation of consents from holders of Stock or in the case of any other event as to which a record date for the Stock shall have been fixed by the Company, the Depositary shall in each such instance fix a record date (which shall be the record date fixed by the Company with respect to the Stock) for the determination of the Record Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or for the giving of any such consent, or who shall be entitled to notice of such meeting or to otherwise participate with respect to such event.

   13. VOTING RIGHTS. Upon receipt of notice of any meeting or action to be taken by written consent at or as to which the holders of Stock are entitled to vote or consent, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Receipts on the record date set pursuant to Section 12 above a notice (which notice shall be prepared by the Company in its sole discretion) which shall contain (i) such information as is contained in such notice of meeting or the solicitation or notice of such consent and (ii) a statement informing the holders of Receipts that they may instruct the Depositary as to the exercise of the voting rights or the giving or refusal of any consent, as the case may be, pertaining to the amount of Stock represented by their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of any Record Holder of a Receipt or Receipts on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, or to give or withhold such consent (or cause the same to be given or withheld) with respect to, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular instructions are received, in each case in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting or giving consent (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

   14. CHANGES AFFECTING DEPOSITED SECURITIES. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or upon the sale of all or substantially all of the Company's assets, the Depositary may in its discretion with the approval of the Company (and shall upon the instructions of the Company), and in such manner as the Depositary reasonably may deem equitable,
(i) make such adjustments in (a) the fraction of an interest represented by one Depositary Share in one share of Stock and other money and other property, if any, received or receivable in respect thereof and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation or sale and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion or in respect of the Stock as new deposited securities under the Deposit Agreement and the Receipts then outstanding shall thereafter represent the securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver, without charge to the holders, additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged, without charge to the holders, for new Receipts specifically describing such new deposited securities.

   15. LIABILITY AND OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS OR THE COMPANY. Neither the Depositary nor any Depositary's Agent nor any Transfer Agent nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than for the relevant party's negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor any Transfer Agent nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, with respect to the Depositary, any Depositary's Agent, or the Transfer Agent by reason of any provision, present or future, of the Company's Certificate of Incorporation (including the Certificate of Amendment) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Transfer Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Transfer Agent or the Company incur any liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of the Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement unless caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise. Neither the Depositary nor any Depositary's Agent nor any Transfer Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts, which in the relevant party's opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability shall be furnished. The Deposit Agreement contains various other exculpatory, indemnification and related provisions, to which reference is hereby made.

   16.   RESIGNATION AND REMOVAL OF DEPOSITARY.  The Depositary may at any time
(i) resign by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, or (ii) be removed by the Company by written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment.

   17. TERMINATION OF DEPOSIT AGREEMENT. The Deposit Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed and all accumulated and unpaid dividends on the Stock represented by Depositary Shares, together with all other moneys and property, if any, to which holders of Depositary Shares are entitled under the terms of the Receipts and the Deposit Agreement, shall have been paid or distributed as provided in the Deposit Agreement or provision therefor duly made or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to the terms of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Transfer Agent with respect to indemnification, charges and expenses.

   18. GOVERNING LAW. THIS RECEIPT AND THE DEPOSIT AGREEMENT AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY.

   This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been executed manually by a duly authorized signatory of the Depositary or, if a Transfer Agent for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary provided this





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Receipt is countersigned manually by the signature of a duly authorized signatory of such Transfer Agent.

   The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Dated:                                    ______________________________,
                                            as Depositary and Transfer Agent
________________

                                       By ______________________________
                                                 Authorized Officer





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